UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 12, 2006

GCO EDUCATION LOAN FUNDING TRUST-I
(Exact name of co-registrant as specified in its charter)

Delaware	333-102760	51-6535786

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Wilmington Trust Company, Rodney Square North,
1100 N. Market St., Wilmington, DE  19890-0001
(Address of Principal Executive Offices) (Zip Code)

Co-Registrant’s telephone number, including area code: (302) 975-6112

                    Not Applicable
 (Former name or former address, if changed since last report)

GCO ELF LLC
(Exact name of co-registrant as specified in its charter)

Delaware	333-102760-01	22-3891807

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

152 West 57th Street, 60th Floor, New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

Co-Registrant’s telephone number, including area code: (212) 649-9700

                    Not Applicable
 (Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The disclosure appearing under the heading “Risk Factors” in the preliminary prospectus supplement relating to the GCO ELF Student Loan Asset-Backed Notes Series 2006-1, is hereby amended to read:

The trust may not be able to use all of the proceeds from the sale of the offered notes to purchase student loans

            Approximately 25% of the proceeds from the sale of the offered notes will be deposited in the 2006-1 acquisition account to be used during the prefunding period to purchase student loans on or before January 1, 2007.  In the interim, we plan to purchase short-term, liquid investments with those funds.  The securities purchased, however, may earn less interest than the trust is required to pay for administrative expenses, interest on the notes and certain amounts that may be due to a counterparty on any derivative product agreement.  In addition, we may be unable to purchase additional student loans during the prefunding period.  If we are unable to acquire additional student loans, the trust will use any proceeds remaining in the 2006-1 acquisition account after the prefunding period to make scheduled principle reduction payments and to redeem notes.  Consequently, the length of time your notes are outstanding and accruing interest may be shorter than you expect.  You will bear the risk that you cannot reinvest the money you receive at a yield as high as the yield on your notes.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCO EDUCATION LOAN FUNDING TRUST-I

By: GCO ELF LLC, as attorney-in-fact of the Co-Registrant

Date: January 12, 2006	By: /s/ Kenneth C. Rogozinski
Kenneth C. Rogozinski,
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCO ELF LLC

Date: January 12, 2006	By: /s/ Kenneth C. Rogozinski
Kenneth C. Rogozinski,
Vice President